                                                                      Exhibit 24

                                POWER OF ATTORNEY

        Know all by these presents that Stephen Gribbon does hereby make, constitute and appoint Yu-Cheng Sun and Reece Hunt, or either one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the undersigned's individual capacity), to execute and deliver such forms as may be required to be filed from time to time with the Securities and Exchange Commission (i) pursuant to Section 16(a) of the Securities Exchange
Act of 1934, as amended, including without limitation, statements on Form 3,
Form 4 and Form 5 and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect for a term of one year from the date hereof.

        /s/ Stephen Gribbon
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              Signature

        Stephen Gribbon
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              Name

           9/25/2012
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              Date